EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of ASP Isotopes Inc. on Form S-8 of our report dated May 27, 2025, relating to the consolidated financial statements of Renergen Limited (the “Company”), which appear in the Form 8-K filed by ASP Isotopes Inc. on May 27, 2025. Our report contains a material uncertainty explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO South Africa Inc.

BDO SOUTH AFRICA INCORPORATED
Johannesburg, South Africa
Wanderers Office Park 52 Corlett Drive Illovo, 2196
May 20, 2026